Exhibit 10.4

AMENDMENT NO. 1

TO

EMPLOYMENT AGREEMENT

This AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT (this “Amendment”) is made as of March 28, 2012, by and between Hawker Beechcraft Corporation, a Kansas corporation (the “Company”) and Worth W. Boisture, Jr. (the “Executive”).

W I T N E S S E T H.

WHEREAS, the parties hereto entered into that certain Employment Agreement, dated as of March 23, 2009 (the “Employment Agreement”) (capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Employment Agreement); and

WHEREAS, the parties hereto desire to amend the Employment Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. The first WHEREAS clause is hereby amended by deleting the entire WHEREAS clause and replacing it with the following:

“WHEREAS, the Company desires to employ the Executive as Chairman of the Company and as President of its subsidiary Hawker Beechcraft Defense Company, LLC (“HBDC”) and wishes to be assured of his services on the terms and conditions hereinafter set forth.”

2. Section 1.2 of the Employment Agreement (“Duties”) is hereby amended by deleting the entire section thereof and replacing it with the following:

“Duties. During the Term, the Executive shall serve as the Chairman of the Company and as the President of HBDC. The Executive will report directly to the Chief Executive Officer of the Company and be a member of the senior leadership team of the Company. The principal place of employment, and principal office, shall be the Company’s headquarters in Wichita, Kansas.”

3. Section 3.2 (a) of the Employment Agreement (“Termination by the Company other than for Cause, Death or Disability; Termination by the Executive for Good Reason”) is hereby amended by deleting the third and fourth sentences following the heading sentence thereof and replacing it with the following:

“The Company’s obligations to make the Severance Payments shall be conditioned upon: (i) the Executive’s continued compliance with his obligations under Section 4 of this Employment Agreement and (ii) the Executive’s execution, delivery and non-revocation of a valid and enforceable general release of claims (the “Release”) within sixty (60) days of the Termination Date substantially in the form attached hereto as Exhibit E. Subject to the conditions set forth in the immediately preceding sentence and Section 3.2(d), the Severance Payments will be paid in a lump sum cash payment on the sixtieth (60th) day following the Termination Date; provided that if the Termination Date is on or before March 23, 2014, the Severance Payments will be made on the date they would otherwise have been made prior to the date of the Amendment to the extent necessary to avoid triggering taxes under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and; provided further that to the extent the payment of any amount of the Severance Payments constitute “nonqualified deferred compensation” for purposes of Section 409A of the Code, any such payment scheduled to occur during the first sixty (60) days following the Termination Date will not be paid until the sixtieth (60th) day following such Termination Date and will include payment of any amount that was otherwise scheduled to be paid prior thereto.”

4. Section 3.2(c)(3) of the Employment Agreement (“Good Reason”) is hereby amended by deleting the definition of term “Good Reason” thereof and replacing it with the following:

“Good Reason” shall mean the occurrence of any of the following events without either the Executive’s prior express written consent or cure by the Company within 30 days after the Executive gives written notice to the Company describing the event and requesting cure: (i) a material diminution in the Executive’s authorities, titles or offices as are in effect on the date hereof; (ii) a material change in the reporting structure so that he reports to someone other than the Chief Executive Officer of the Company; (iii) any material breach by the Company, or any of its affiliates, of any material obligation to the Executive; or (iv) the failure of the Company to obtain the assumption in writing of its obligation to perform this Employment Agreement by any successor to all or substantially all of the business and assets of the Company. For Good Reason to exist, (a) the Executive must provide notice of the Good Reason within ninety (90) calendar days of his knowledge of the event constituting Good Reason, (b) the Company must fail to cure such event within fifteen (15) days of such notice and (c) the Executive must terminate employment within five (5) days of such failure to cure.”

5. Executive irrevocably acknowledges and agrees that “Good Reason” under the Employment Agreement has not occurred on or prior to the date of this Amendment for any reason (including, but not limited to by reason of any reduction or change in perquisites, reporting, authorities, titles, or offices occurring on or prior to the date of the Amendment). Further, Executive irrevocably waives any right to make any claim that he has any right to termination for Good Reason for any events, actions, or circumstances that have taken place prior to the date of this Amendment and irrevocably waives any claim for any Severance Payments that he may have had associated with such events, actions or circumstances.

6. Section 4.2 of the Employment Agreement (“Non-Competition”) is hereby amended by deleting the entire section thereof and replacing it with the following:

“By and in consideration of the Company’s entering into this Employment Agreement, and in further consideration of the Executive’s exposure to the Confidential Information of the Company and its affiliates, the Executive agrees that the Executive shall not, during the Executive’s employment with the Company (whether during the original or extended Term) and for a period of twelve (12) months after the Term (the “Restriction Period”), directly or indirectly, own, manage, operate, join, control, be employed by, or participate in the ownership, management, operation or control of, or be connected in any manner with, including, without limitation, holding any position as a stockholder, director, officer, consultant, independent contractor, employee, partner, or investor in, any Restricted Enterprise as defined in Appendix I, or any of their subsidiaries or their respective affiliates; provided, that in no event shall ownership of one percent (1%) or less of the outstanding securities of any class of any issuer whose securities are registered under the Securities Exchange Act of 1934, as amended, standing alone, be prohibited by this Section 4.2, so long as the Executive does not have, or exercise, any rights to manage or operate the business of such issuer other than rights as a stockholder thereof. During the Restriction Period, upon request of the Company, the Executive shall notify the Company of the Executive’s then-current employment status.”

7. All references to the “Board” in the Employment Agreement shall mean the board of directors of HBI.

8. The Employment Agreement is hereby amended by adding Appendix I attached at the end hereof to the end of the Employment Agreement thereof.

9. Except as specifically set forth herein, the Employment Agreement and all of its terms and conditions remain in full force and effect, and the Employment Agreement is hereby ratified and confirmed in all respects, except that on or after the date of this Amendment all references in the Employment Agreement to “this Employment Agreement,” “hereto,” “hereof,” “hereunder,” or words of like import shall mean the Employment Agreement as amended by this Amendment.

10. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and such counterpart together shall constitute one and the same instrument.

11. This Amendment, including the validity, interpretation, construction and performance of this Amendment, shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State, without regard to such State’s conflicts of law principles.

12. This Amendment shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto. The Employment Agreement, as amended by this Amendment, embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.

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SIGNATURE PAGE TO AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

EMPLOYER:

HAWKER BEECHCRAFT CORPORATION

By:	/s/ Alexander L. W. Snyder
Name: Alexander L. W. Snyder
Title:	Vice President, General Counsel and Secretary

EXECUTIVE:

/s/ Worth W. Boisture, Jr.
WORTH W. BOISTURE, JR.

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